Exhibit 99.1

MariMed Reports Second Quarter 2022 Earnings

NORWOOD, MA, August 8, 2022 - MariMed, Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the second quarter ended June 30, 2022.

“We executed on our strategic plan, growing revenue both year-over-year and sequentially,” said Bob Fireman, Chief Executive Officer of MariMed. “Our growth was driven by increased traffic in our dispensaries despite the headwinds facing the entire industry and inflation in the U.S. being at a 40-year high. We continue to report some of the strongest financial results in the industry and remain poised for reaccelerated revenue and earnings growth in 2023 and beyond.”

Financial Highlights1

The following table summarizes the consolidated financial highlights for the three months ended June 30, 2022 and 2021 (in millions, except percentage amounts):

	Three months ended
	June 30,
	2022	2021
Revenue	$33.0	$32.6
Gross Margin	45%	60%
GAAP Net income	$1.9	$7.6
Non-GAAP Adjusted EBITDA	$8.9	$13.9
Non-GAAP Adjusted EBITDA Margin	27%	43%
Working Capital	$8.9	$13.9

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

CONFERENCE CALL

MariMed management will host a conference call on Tuesday, August 9, 2022, to discuss these results at 8:00 a.m. Eastern time. The conference call may be accessed through MariMed’s Investor Relations website by clicking the following link: MariMed Q222 Earnings Call.

SECOND QUARTER OPERATIONAL HIGHLIGHTS

During the second quarter, the Company executed on multiple facets of its strategic growth plan, including:

●	April 27: The Company completed the acquisition of Kind Therapeutics USA, a Maryland cannabis operator specializing in the cultivation, production, and wholesale sales of cannabis flower, concentrates, and other edibles from its 180,000 square foot facility in Hagerstown. MariMed is in the process of opening a dispensary in Annapolis, which will lead to the Company’s operations becoming fully vertical in the state.

●	May 5: The Company completed the acquisition and received final approval of an Illinois wholesale “craft grow” license transfer. MariMed subsequently acquired a facility in Mt. Vernon, Illinois and began construction on this new cultivation and processing facility, which will allow the Company to grow, produce and wholesale its award-winning branded products throughout the state of Illinois.

●	May 18: MariMed announced it was selected to receive a provisional dispensary license by the Ohio Board of Pharmacy, which allows the Company to build a medical dispensary in Tiffen, Ohio, which will be operational in 2023. Ohio marks the sixth state in which MariMed owns or manages cannabis operations.

●	June 29: The Company announced a licensing deal with a partner to sell its award-winning Betty’s Eddies fruit chews into the Maine adult-use cannabis market, beginning later this year. This licensing deal is in addition to a licensing deal already in place to sell Betty’s Eddies into Maine’s medical cannabis market with another partner.

OTHER BUSINESS DEVELOPMENTS

Subsequent to the end of the second quarter, the Company announced the following business developments:

●	July 12: MariMed announced the dual listing of its common shares on the Canadian Securities Exchange (“CSE”) under the stock symbol MRMD. Management believes a dual listing on the CSE allows easier access for institutional and retail investors in Canada and North America to acquire MariMed stock. The Company has already seen new institutional investors taking equity positions in the Company’s common stock.

●	July 18: MariMed announced the approval of its expanded state-of-the-art kitchen in Maryland. The nearly ten-fold expansion allows the Company to produce all its award-winning branded products including Betty’s Eddies fruit chews, Bubby’s Baked, Kalm Fusion, and Vibations drink mixes. The Company also introduced a brand-new line of gummies for the Maryland medical cannabis market.

●	August 4: The Company announced the launch of its new Betty’s Eddies ice cream in cooperation with Boston based Emack & Bolio’s® ice cream company. Betty’s Eddies ice cream is currently available in select cannabis dispensaries in Massachusetts offering both dairy and vegan choices.

●	August 8: The Company announced the acquisition of a conditional dispensary license in the central eastern part of Illinois bordering Indiana. Once open, it will mark the fifth Thrive branded dispensary the Company owns and operates in Illinois. MariMed currently owns and operates four adult-use dispensaries in Anna, Harrisburg, Metropolis, and Mt. Vernon.

UPDATED 2022 FINANCIAL GUIDANCE

MariMed remains committed to its proven strategic growth plan and continues to operate some of the best cannabis facilities with some of the highest margins and returns in the cannabis industry. The Company’s revised financial targets for 2022 are as follows:

●	Revenue of $135 million to $140 million versus the previous range of $145 million to $150 million.
●	Gross margin of approximately 50% versus the previous range of 54% to 55%.
●	Non-GAAP Adjusted EBITDA of $35 million to $40 million versus the previous range of $47 million to $52 million.
●	Capital expenditures of $18 million versus the previous target of $25 million.

“The second quarter brought some challenges to the industry and MariMed that were primarily outside of our control. We took assertive actions that drove additional traffic into our dispensaries and launched multiple new products that are increasing our sales within our wholesale business,” said Susan Villare, Chief Financial Officer of MariMed. “We are confident that the financial and operational decisions we are making positions us for accelerating growth in the near term and beyond.”

DISCUSSION OF NON-GAAP FINANCIAL MEASURES

The Company has provided in this release several non-GAAP financial measures: non-GAAP net income, Non-GAAP Adjusted EBITDA, and non-GAAP Adjusted EBITDA margin, as a supplement to Revenue, Gross margin, and other financial measures prepared in accordance with GAAP.

Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.

As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.

Management defines non-GAAP Adjusted EBITDA as net income, determined in accordance with GAAP, excluding the following items:

●	interest income and interest expense;
●	income taxes;
●	depreciation of fixed assets;
●	amortization of acquired intangible assets;
●	Impairment or write-downs of intangible assets;
●	stock-based compensation;
●	legal settlements;
●	acquisition-related and other;
●	other income and other expense;
●	and discontinued operations.

For further information, please refer to the Company’s Quarterly Report on Form 10-Q for the three month period ended June 30, 2022 available on Marimed’s Investor Relations website, on the SEC’s Edgar website in the U.S., or on the Canadian securities regulatory authorities’ SEDAR website in Canada.

ABOUT MARIMED

MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies, Nature’s Heritage, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations: High + Energy. For additional information, visit www.marimedinc.com.

IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This release contains certain forward-looking statements and information relating to MariMed Inc. that are based on the beliefs of MariMed Inc.’s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current view of the Company with respect to future events, including consummation of pending transactions, launch of new products, expanded distribution of existing products, obtaining new licenses, estimates and projections of revenue, EBITDA and Adjusted EBITDA and other information about its business, business prospects and strategic growth plan, which are based on certain assumptions of its management, including those described in this release. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional risk factors are included in the Company’s public filings with the Securities and Exchange Commission. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “hoped,” “anticipated,” “believed,” “planned, “estimated,” “preparing,” “potential,” “expected,” “looks” or words of a similar nature. The Company does not intend to update these forward-looking statements. None of the content of any of the websites referred to herein (even if a link is provided for your convenience) is incorporated into this release and the Company assumes no responsibility for any of such content.

All trademarks and service marks are the property of their respective owners.

For More Information Contact:

Investor Relations:

Steve West, Vice President, Investor Relations

Email: ir@marimedinc.com

Media Contact:

Trailblaze PR

Email: marimed@trailblaze.co

Company Contact:

Howard Schacter, Chief Communications Officer

Email: hschacter@marimedinc.com

# # #

MariMed Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$7,911	29,683
Accounts receivable, net	5,297	1,666
Deferred rents receivable	737	1,678
Notes receivable, current portion	132	127
Inventory	15,889	9,768
Investments, current	525	251
Other current assets	3,059	1,440
Total current assets	33,550	44,613

Property and equipment, net	69,132	62,150
Intangible assets, net	9,898	162
Goodwill	8,079	2,068
Notes receivable, net of current	9,116	8,987
Operating lease right-of-use assets	5,071	5,081
Finance lease right-of-use assets	541	46
Other assets	491	98

Total assets	$135,878	$123,205

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$2,734	$1,410
Accounts payable	7,624	5,099
Accrued expenses and other	3,473	3,149
Income taxes payable	10,001	16,467
Operating lease liabilities, current portion	1,201	1,071
Finance lease liabilities, current portion	180	27
Total current liabilities	25,213	27,223

Mortgages and notes payable, net of current	20,629	17,262
Operating lease liabilities, net of current	4,420	4,574
Finance lease liabilities, net of current	338	22
Other liabilities	100	100
Total liabilities	50,700	49,181

Commitments and contingencies

Mezzanine equity:
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	23,000	23,000
Total mezzanine equity	37,725	37,725

Stockholders’ equity
Common stock	339	334
Additional paid-in capital	139,951	134,920
Accumulated deficit	(91,381)	(97,392)
Noncontrolling interests	(1,456)	(1,563)
Total stockholders’ equity	47,453	36,299

Total liabilities, mezzanine equity and stockholders’ equity	$135,878	$123,205

MariMed Inc.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021

Revenue	$32,986	$32,569	$64,268	$57,212
Cost of revenue	17,981	13,163	32,287	24,620
Gross profit	15,005	19,406	31,981	32,592

Gross margin	45.5%	59.6%	49.8%	57%

Operating expenses:
Personnel	3,382	2,058	6,424	3,785
Marketing and promotion	809	270	1,452	495
General and administrative	5,565	4,282	11,793	7,453
Acquisition-related and other	754	-	754	-
Bad debt	-	794	14	1,819
Total operating expenses	10,510	7,404	20,437	13,552

Income from operations	4,495	12,002	11,544	19,040

Interest and other income (expense):
Interest expense	(440)	(265)	(753)	(1,777)
Interest income	318	36	481	70
Other (expense) income, net	(727)	(371)	275	(417)
Total interest and other (expense) income	(849)	(600)	3	(2,124)

Income before income taxes	3,646	11,402	11,547	16,916
Provision for income taxes	1,750	3,813	5,410	5,017

Net income	1,896	7,589	6,137	11,899
Net income attributable to noncontrolling interests	73	96	126	186
Net income attributable to common stockholders	$1,823	$7,493	$6,011	$11,713

Net income per share attributable to common stockholders:
Basic	$0.01	$0.02	$0.02	$0.04
Diluted	$0.00	$0.02	$0.02	$0.03

Weighted average common shares outstanding:
Basic	337,497	324,267	336,137	321,741
Diluted	379,626	370,257	379,225	365,324

MariMed Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2022	2021

Cash flows from operating activities:
Net income attributable to common stockholders	$6,011	$11,713
Net income attributable to noncontrolling interests	126	186
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of property and equipment	1,552	963
Amortization of intangible assets	425	346
Stock-based compensation	5,024	1,600
Amortization of warrants attached to debt	-	539
Amortization of beneficial conversion feature	-	177
Amortization of original issue discount	-	52
Bad debt expense	14	1,819
Fees paid with stock	274	-
Loss on obligations settled with equity	-	3
Loss on changes in fair value of investments	679	415
Other investment income	(954)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(3,554)	(3,230)
Deferred rents receivable	99	125
Inventory	(1,795)	(2,398)
Other current assets	(1,267)	(1,373)
Other assets	(392)	(17)
Accounts payable	2,024	1,699
Accrued expenses and other	180	4,973
Income taxes payable	(6,467)	-
Net cash provided by operating activities	1,979	17,592

Cash flows from investing activities:
Purchases of property and equipment	(7,854)	(7,976)
Business acquisitions, net of cash acquired	(12,746)	-
Purchases of cannabis licenses	(330)	(638)
Advances toward future business acquisitions	73	-
Interest on notes receivable	-	119
Net cash used in investing activities	(20,857)	(8,495)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	-	23,000
Equity issuance costs	-	(387)
Proceeds from issuance of promissory notes	-	35
Principal payments of mortgages and promissory notes	(611)	(16,098)
Proceeds from exercise of stock options	3	9
Proceeds from exercise of warrants	-	61
Repayment of loans from related parties	-	(1,158)
Principal payments of finance leases	(102)	(18)
Redemption of minority interests	(2,000)	-
Distributions	(184)	(183)
Net cash (used in) provided by financing activities	(2,894)	5,261

Net (decrease) increase in cash and cash equivalents	(21,772)	14,358
Cash and equivalents, beginning of year	29,683	2,999
Cash and cash equivalents, end of period	$7,911	$17,357

MariMed Inc.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Non-GAAP Adjusted EBITDA
GAAP net income	$1,896	$7,589	$6,137	$11,899
Interest expense, net	122	229	272	1,707
Income tax provision	1,750	3,813	5,410	5,017
Depreciation and amortization of property and equipment	850	501	1,552	963
Amortization of acquired intangible assets	285	169	425	346
Non-GAAP EBITDA (earnings before interest, taxes, depreciation and amortization)	4,903	12,301	13,796	19,932
Stock-based compensation	2,553	1,244	5,024	1,600
Acquisition-related and other	754	-	754	-
Other expense (income), net	727	371	(275)	417
Non-GAAP adjusted EBITDA	$8,937	$13,916	$19,299	$21,949

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP net income	5.7%	23.3%	9.5%	20.8%
Interest expense, net	0.4%	0.7%	0.4%	3.0%
Income tax provision	5.3%	11.8%	8.5%	8.7%
Depreciation	2.6%	1.5%	2.4%	1.7%
Amortization of acquired intangible assets	0.9%	0.5%	0.7%	0.6%
Non-GAAP EBITDA margin	14.9%	37.8%	21.5%	34.8%
Stock-based compensation	7.7%	3.8%	7.7%	2.9%
Acquisition-related and other	2.3%	-	1.2%	-
Other (income) expense, net	2.2%	1.1%	(0.4%)	0.7%
Non-GAAP adjusted EBITDA margin	27.1%	42.7%	30.0%	38.4%

MariMed Inc.

Supplemental Information

Revenue Components

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Product revenue:
Product sales - retail	23,087	20,552	44,528	35,776
Product sales - wholesale	7,958	8,178	14,020	13,903
Total product sales	31,045	28,730	58,548	49,679
Other revenue	1,941	3,839	5,720	7,533

Total revenue	$32,986	$32,569	$64,268	$57,212